Farmland Partners Inc. Reports First Quarter 2022 Results

FPI Improves Operating Performance, Increases Quarterly Dividend by 20%, Reduces Leverage, and Prevails in Dismissal of Class Action Lawsuit

DENVER, May 3, 2022 (BUSINESS WIRE) -- Farmland Partners Inc. (NYSE: FPI) (“FPI” or the “Company”) today reported financial results for the quarter ended March 31, 2022.

Selected Q1 2022 Highlights

During the three months ended March 31, 2022, the Company:

●	recorded net income of $1.1 million (including $0.7 million of gain on sale of properties), compared to $2.5 million for the same period in 2021 (which included $3.4 million of gain on sale of properties);
●	recorded net income excluding litigation-related items of $2.0 million[1], compared to $5.0 million[2] for the same period in 2021 (which included the aforementioned gain on sale of properties);
●	recorded net income per share available to common stockholders of $0.00, compared to $(0.02) for the same period in 2021;
●	increased AFFO to $2.1 million from $(1.6) million for the same period in 2021;
●	increased AFFO excluding litigation-related items over 200% to $3.0 million[1] from $0.9 million[2] for the same period in 2021;
●	increased AFFO per weighted average common share to $0.04, compared to $(0.05) for the same period in 2021;
●	decreased debt by $48.4 million (with a further reduction of $16.9 million after the end of the quarter) while maintaining $30.0 million of undrawn capacity under its line of credit.

On April 6, 2022, a federal judge dismissed a class action lawsuit brought against FPI, which stemmed from a 2018 short and distort attack against the Company (link).  The court’s dismissal follows the June 2021 admission by Quinton Mathews, the previously anonymous author of the 2018 accusations against the Company, of the falsity of his work, acknowledgment that he was hired by a hedge fund that shorted FPI stock, and agreement to return a multiple of the trading profits he gained (link).

CEO Comments

Paul A. Pittman, Chairman and CEO said: “In the first quarter of 2022 we more than doubled AFFO compared to the first quarter of 2021, led by higher revenue, lower litigation expenses, and elimination of distributions on Series B preferred stock. We recently prevailed in the dismissal of the frivolous class action lawsuit resulting from the criminal short and distort scheme perpetrated against the company in 2018, and we have substantially reduced corporate leverage, all while resuming a growth strategy for FPI that we believe will deliver solid value to our shareholders over for foreseeable term. In response to our strong earnings growth, significant asset appreciation, reduced leverage, and better expense visibility resulting from the dismissal of the class action litigation, we are increasing our dividend by 20% to $0.06 per share per quarter beginning with the July dividend payment. Our outlook for 2022 remains positive, and we have increased both the bottom and top ends of our guidance range issued in February.

“We remain very mindful of, and focused on, the impact of the tragic conflict in Ukraine and its effect on the world agriculture market and food supply—our thoughts are with the people of Ukraine and others in the region and around the world that are impacted. The disruptions in supply chains resulting from both COVID-related shutdowns in China and the hostilities in Eastern Europe highlight the critical importance of farmland and US farmers to both the US and global economy.”

Macro Comments

●	Ukraine/Russian Federation: According to a February 2022 report by the International Food Policy Research Institute, 34% of the global wheat trade is produced by the Russian Federation and Ukraine (in

1 For the three months ended March 31, 2022, legal and accounting expense included $0.8 million related to litigation.

2 For the three months ended March 31, 2021, legal and accounting expense included $2.5 million related to litigation.

addition to 17% of corn, 27% of barley, 24% of sunflower, and 73% of sunflower oil). The disruption in agricultural goods from the Black Sea region will have a significant impact on low-income consumers in import-dependent countries.

Financial and Operating Results

●	The table below shows financial and operating results for the three months ended March 31, 2022 and 2021. The values are shown as reported and after adjusting for litigation items.

	As reported			Adjusted for litigation (1)
	For the three months ended			For the three months ended
	March 31,			March 31,
Financial Results:	2022	2021	Change	2022	2021	Change
Net Income	$1,139	$2,477	(54.0)%	$1,975	$4,985	(60.4)%
Net income (loss) per share available to common stockholders	$0.00	$(0.02)	NM	$0.02	$0.05	(60.0)%
AFFO	$2,119	$(1,609)	NM	$2,955	$899	228.8%
AFFO per weighted average common shares	$0.04	$(0.05)	NM	$0.06	$0.03	100.0%
Adjusted EBITDAre	$6,762	$5,327	26.9%	$7,598	$7,835	(3.0)%

Operating Results:
Total Operating Revenues	$13,890	$11,575	20.0%	$13,890	$11,575	20.0%
Net Operating Income (NOI) (2)	$10,496	$9,394	11.7%	$10,496	$9,394	11.7%
Operating Income	$4,320	$3,098	39.4%	$5,156	$5,606	(8.0)%

(1)	Legal and accounting expense for the three months ended March 31, 2022 and 2021 included $0.8 million and $2.5 million, respectively, related to litigation.
(2)	Please note change in the definition of NOI to include cost of goods sold.

●	See "Non-GAAP Financial Measures" for complete definitions of AFFO, Adjusted EBITDAre, and NOI and the financial tables accompanying this press release for reconciliations of net income to AFFO, Adjusted EBITDAre and NOI.

Acquisition and Disposition Activity

●	During the three months ended March 31, 2022, the Company completed four property acquisitions for total consideration of $8.0 million.
●	During the three months ended March 31, 2022, the Company completed two property dispositions for cash consideration of $4.6 million and total gain on sale of $0.7 million.

Balance Sheet

●	During the three months ended March 31, 2022, the Company sold 2.9 million shares of common stock at a weighted average price of $13.15 for aggregate net proceeds of $38.3 million under its “at-the-market” offering programs. After the end of the quarter, the Company sold an additional 1.7 million shares of common stock at a weighted average price of $14.32 for aggregate net proceeds of $24.1 million.
●	As of April 29, 2022, the Company had 51,424,444 shares of common stock outstanding on a fully diluted basis.
●	The Company had total debt outstanding of $465.0 million at March 31, 2022, compared to total debt outstanding of $513.4 million at December 31, 2021. After the end of the quarter, the Company repaid an additional $16.9 million of debt.
●	The Company had liquidity of $46.1 million, consisting of $16.1 million in cash and $30.0 million in undrawn availability under its credit facility at March 31, 2022, compared to cash of $30.2 million at December 31, 2021.

Dividend Declarations

●	The Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share of common stock and per Class A Common OP unit, a 20% increase over the previous quarter. The dividends are payable on July 15, 2022, to stockholders and common unit holders of record on July 1, 2022.

Conference Call Information and Supplemental Package

The Company has scheduled a conference call on May 4, 2022, at 11:00 a.m. (Eastern Time) to discuss the financial results and provide a company update.

The call can be accessed by dialing 1-844-200-6205 (USA), 1-833-950-0062 (Canada), or 1-929-526-1599 (other locations) and using the access code 319292.  The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com.

A replay of the conference call will be available beginning shortly after the end of the event until May 14, 2022, by dialing 1-866-813-9403 (USA), 1-226-828-7578 (Canada), or +44 (20) 4525-0658 (other locations) and using the access code 218616.  A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

A supplemental package can be accessed through the Investor Relations section of the Company's website.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of March 31, 2022, the Company owns and/or manages approximately 185,700 acres in 19 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Louisiana, Michigan, Mississippi, Missouri, North Carolina, Nebraska, South Carolina, South Dakota, and Virginia. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.  Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook and the outlook for the farm economy generally, proposed and pending acquisitions and dispositions, the benefits of the conversion of the Company’s Series B Preferred Stock to common stock, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the on-going war in Ukraine and its impact on the world agriculture market, world food supply, the farm economy, and our tenants’ businesses; general volatility of the capital markets and the market price of the Company’s common stock; changes in the Company’s business strategy, availability, terms and deployment of capital; the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all; availability of qualified personnel; changes in the Company’s industry, interest rates or the general economy; adverse developments related to crop yields or crop prices; the degree and nature of the Company’s competition; the timing, price or amount of repurchases, if any, under the Company's share repurchase program; the ability to consummate acquisitions or dispositions under contract; and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of March 31, 2022 (Unaudited) and December 31, 2021

(in thousands)

	March 31,	December 31,
	2022	2021
ASSETS
Land, at cost	$949,738	$945,951
Grain facilities	10,833	10,754
Groundwater	12,602	10,214
Irrigation improvements	52,886	52,693
Drainage improvements	12,568	12,606
Permanent plantings	53,698	53,698
Other	6,845	6,848
Construction in progress	12,445	10,647
Real estate, at cost	1,111,615	1,103,411
Less accumulated depreciation	(39,956)	(38,303)
Total real estate, net	1,071,659	1,065,108
Deposits	1,776	58
Cash	16,102	30,171
Assets held for sale	407	530
Notes and interest receivable, net	7,488	6,112
Right of use asset	443	107
Deferred offering costs	23	40
Accounts receivable, net	3,104	4,900
Derivative asset	259	—
Inventory	2,973	3,059
Equity method investments	3,435	3,427
Intangible assets, net	1,913	1,915
Goodwill	2,706	2,706
Prepaid and other assets	2,778	3,392
TOTAL ASSETS	$1,115,066	$1,121,525

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$462,836	$511,323
Lease liability	443	107
Dividends payable	2,496	2,342
Derivative liability	—	785
Accrued interest	3,120	3,011
Accrued property taxes	2,337	1,762
Deferred revenue	7,926	45
Accrued expenses	8,331	9,564
Total liabilities	487,489	528,939

Commitments and contingencies (See Note 8)

Redeemable non-controlling interest in operating partnership, Series A preferred units	117,878	120,510

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 48,518,993 shares issued and outstanding at March 31, 2022, and 45,474,145 shares issued and outstanding at December 31, 2020	474	444
Additional paid in capital	562,717	524,183
Retained deficit	(4,511)	(4,739)
Cumulative dividends	(64,281)	(61,853)
Other comprehensive income	1,386	279
Non-controlling interests in operating partnership	13,914	13,762
Total equity	509,699	472,076

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,115,066	$1,121,525

Farmland Partners Inc.

Consolidated Statements of Operations

Three Months Ended March 31, 2022 and 2021

(Unaudited)

(in thousands except per share amounts)

	For the Three Months Ended
	March 31,
	2022	2021
OPERATING REVENUES:
Rental income	$9,547	$10,259
Tenant reimbursements	778	938
Crop sales	695	216
Other revenue	2,870	162
Total operating revenues	13,890	11,575

OPERATING EXPENSES
Depreciation, depletion and amortization	1,751	1,935
Property operating expenses	1,955	1,931
Cost of goods sold	1,439	250
Acquisition and due diligence costs	63	—
General and administrative expenses	3,103	1,617
Legal and accounting	1,256	2,742
Other operating expenses	3	2
Total operating expenses	9,570	8,477
OPERATING INCOME	4,320	3,098

OTHER (INCOME) EXPENSE:
Other (income) expense	21	(43)
Income from equity method investment	(7)	—
Gain on disposition of assets	(660)	(3,392)
Interest expense	3,827	4,056
Total other expense	3,181	621

Net income before income tax expense	1,139	2,477

Income tax expense	—	—

NET INCOME	1,139	2,477

Net income attributable to non-controlling interests in operating partnership	(33)	(117)

Net income attributable to the Company	1,106	2,360

Nonforfeitable distributions allocated to unvested restricted shares	(15)	(14)
Distributions on Series A Preferred Units and Series B Preferred Stock	(878)	(3,064)

Net income (loss) available to common stockholders of Farmland Partners Inc.	$213	$(718)

Basic and diluted per common share data:
Basic net loss available to common stockholders	$0.00	$(0.02)
Diluted net loss available to common stockholders	$0.00	$(0.02)
Basic weighted average common shares outstanding	45,781	30,418
Diluted weighted average common shares outstanding	45,781	30,418
Dividends declared per common share	$0.05	$0.05

MFarmland Partners Inc.

Reconciliation of Non-GAAP Measures

Three Months Ended March 31, 2022 and 2021

(Unaudited)

	For the three months ended March 31,
(in thousands except per share amounts)	2022	2021
Net income	$1,139	$2,477
Gain on disposition of assets	(660)	(3,392)
Depreciation, depletion and amortization	1,751	1,935
FFO	2,230	1,020

Stock-based compensation	642	251
Deferred impact of interest rate swap terminations	62	184
Real estate related acquisition and due diligence costs	63	—
Distributions on Preferred units and stock	(878)	(3,064)
AFFO	$2,119	$(1,609)

AFFO per diluted weighted average share data:

AFFO weighted average common shares	47,427	32,202

Net loss per share available to common stockholders	$—	$(0.02)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.02	0.11
Depreciation and depletion	0.04	0.06
Stock-based compensation	0.01	0.01
Gain on disposition of assets	(0.01)	(0.11)
Distributions on Preferred units and stock	(0.02)	(0.10)
AFFO per diluted weighted average share	$0.04	$(0.05)

	For the three months ended
	March 31,
(in thousands)	2022	2021
Net income	$1,139	$2,477
Interest expense	3,827	4,056
Income tax expense	—	—
Depreciation, depletion and amortization	1,751	1,935
Gain on disposition of assets	(660)	(3,392)
EBITDAre	$6,057	$5,076

Stock-based compensation	642	251
Real estate related acquisition and due diligence costs	63	—
Adjusted EBITDAre	$6,762	$5,327

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Three Months Ended March 31, 2022 and 2021

(Unaudited)

	For the three months ended March 31,
($ in thousands)	2022	2021
OPERATING REVENUES:
Rental income	$9,547	$10,259
Tenant reimbursements	778	938
Crop sales	695	216
Other revenue	2,870	162
Total operating revenues	13,890	11,575

Property operating expenses	1,955	1,931
Cost of goods sold	1,439	250
NOI	10,496	9,394

Depreciation, depletion and amortization	1,751	1,935
Acquisition and due diligence costs	63	—
General and administrative expenses	3,103	1,617
Legal and accounting	1,256	2,742
Other operating expenses	3	2
Other (income) expense	21	(43)
(Income) loss from equity method investment	(7)	—
Gain on disposition of assets	(660)	(3,392)
Interest expense	3,827	4,056
NET INCOME	$1,139	$2,477

Measures

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs, stock-based compensation, deferred impact of interest rate swap terminations, and distributions on the Company’s Series A preferred units.  For the avoidance of doubt, $5.7 million non-cash redemption of Series B Participating Preferred Stock in Q4 2021 is not included in AFFO.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines

EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue), less property operating expenses (direct property expenses and real estate taxes), less cost of goods sold. Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.